As filed with the Securities and Exchange Commission on October 1, 1999

                                      Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        LEXMARK INTERNATIONAL GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


                       Delaware                              22-3074422
           (State or other Jurisdiction of               (I.R.S. Employer
            Incorporation or Organization)              Identification No.)

                            One Lexmark Centre Drive
                            Lexington, Kentucky 40550
                     (Address of Principal Executive Offices
                               including Zip Code)


                              LEXMARK SAVINGS PLAN
                            (Full Title of the Plan)


                              Vincent J. Cole, Esq.
                  Vice President, General Counsel and Secretary
                            One Lexmark Centre Drive
                            Lexington, Kentucky 40550
                     (Name and Address of Agent For Service)


                                  606-232-2700
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                                   Proposed       Proposed
  Title of                          Maximum        Maximum        Amount of
Securities To       Amount To    Offering Price   Aggregate      Registration
Be Registered     Be Registered    Per Share    Offering Price       Fee


Class A Common     3,000,000     $81.625 (2)    $244,875,000    $68,075.25
Stock, par value   Shares (1)
$.01 per share



(1) Consists of shares of Lexmark International Group, Inc. Class A Common Stock ("Common Stock") to be made available under the Lexmark Savings Plan (the "Plan"). Such indeterminable number of additional shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock are also hereby registered. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h)(1) and Rule 457(c), the proposed maximum offering price per share is based upon the average of the high and low sales prices of the Common Stock on September 30, 1999, as reported on the New York Stock Exchange.

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

                  The documents  containing the information  specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed or to be filed with the Commission are incorporated by reference in this Registration Statement:

                  (a) The Company's and the Plan's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

                  (b) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the documents referred to in (a) above; and

                  (c) The description of the Common Stock included in the Company's Registration Statement on Form 8-A dated October 27, 1995, and any amendment or report filed for the purpose of updating such description.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

                  The Common Stock is registered under Section 12(b) of the Exchange Act, and, therefore, this item is not applicable.

Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided that such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

                  Article VI of the Company's By-Laws provides for indemnification by the Company of its directors and officers to the fullest extent permitted by the Delaware Law. Pursuant to Section 145 of the Delaware Law, the Company's present and former directors and officers are insured against any liability asserted against or incurred by them in such capacity or arising out of their status as such.

                  Pursuant to specific authority granted by Section 102 of the Delaware Law, Article FIFTH of the Company's Third Restated Certificate of Incorporation contains the following provision regarding limitation of liability of directors and officers:

                  (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Third Restated Certificate of Incorporation shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.

                  Pursuant to the Third Restated Certificate of Incorporation, the Company has agreed to indemnify the members of the Company's Board of Directors and its officers to the fullest extent allowable under applicable Delaware law. In addition, the Company has entered into an indemnification agreement with each of its directors and certain of its officers indemnifying each of them against certain liabilities that may arise as a result of their status or service as directors or officers of the Company.

                  Pursuant to underwriting agreements filed as exhibits to registration statements in connection with underwritten offerings of the Company's securities, various parties thereto have agreed to indemnify each officer and director of the Registrant and each person, if any, who controls the Registrant within the meaning of the Securities Act, against certain liabilities, including liabilities under the Securities Act.

Item 7.           Exemption From Registration Claimed.

                  Not applicable.

Item 8.           Exhibits.


         Exhibit
         Number                         Description
         ------                         -----------

          4.1*             Lexmark Savings Plan (Amended and Restated as of
                              July 1, 1997).

           23*             Consent of PricewaterhouseCoopers LLP.

           24*             Powers of Attorney.

* Filed with this Registration Statement

                  Pursuant to Item 8(b) of Form S-8, the undersigned Registrant has submitted or will submit the Plan and any amendments thereto to the Internal

Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

Item 9.           Undertakings.

                  (a)      The undersigned Registrant hereby undertakes:

                           (1)      To file, during any period in which offers
or sales are being made, a post-effective amendment to this Registration
Statement:

                                    (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the  prospectus any facts
or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include  any  material  information
with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                           (2)  That, for  the  purpose of determining any
liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3)  To  remove  from  registration  by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lexington, State of Kentucky, on this 1st day of October, 1999.

                                            LEXMARK INTERNATIONAL GROUP, INC.




                                     By:   /s/ Paul J. Curlander
                                          ------------------------------
                                     Title: Chairman of the Board, President and
                                              Chief Executive Officer

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                                      TITLE(S)
---------                                      --------



    /s/ Paul J. Curlander                     Chairman of the Board, President
-----------------------------
    Paul J. Curlander                            and Chief Executive Officer
                                              (Principal Executive Officer)


    /s/ Gary E. Morin                         Vice President and Chief Financial
-----------------------------
    Gary E. Morin                                Officer
                                              (Principal Financial Officer)




    /s/ David L. Goodnight                    Vice President and Corporate
-----------------------------
    David L. Goodnight                           Controller
                                              (Principal Accounting Officer)

          *                                    Director
-----------------------------
B. Charles Ames



          *                                    Director
-----------------------------
Frank T. Cary



          *                                    Director
-----------------------------
William R. Fields



                                               Director
-----------------------------
Ralph E. Gomory



          *                                    Director
-----------------------------
Stephen R. Hardis



          *                                    Director
-----------------------------
James F. Hardymon



          *                                    Director
-----------------------------
Robert Holland, Jr.



          *                                    Director
-----------------------------
Marvin L. Mann

                                               Director
-----------------------------
Michael J. Maples



          *                                    Director
-----------------------------
Martin D. Walker



* By signing his name hereto, Vincent J. Cole, signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.


                                             By:   /s/ Vincent J. Cole
                                                ---------------------------
Date:  October 1, 1999                             Vincent J. Cole
                                                  (Attorney-in-Fact)



                  The Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on October 1, 1999.



                                            LEXMARK SAVINGS PLAN


                                          By: Plan Administrator

                                          By:   /s/Kathleen J. Affeldt
                                              ------------------------------
                                                Kathleen J. Affeldt
                                                Vice President, Human Resources

                                  EXHIBIT INDEX



4.1*                       Lexmark Savings Plan (Amended and Restated as of
                              July 1, 1997).

23*                        Consent of PricewaterhouseCoopers LLP.

24*                        Powers of Attorney.

* Filed herewith.

                                                                     EXHIBIT 4.1










                                     Lexmark

                                  Savings Plan






                     Amended and Restated as of July 1, 1997

                                     INDEX
                                                                           Page

Article 1                  Purpose...........................................1

Article 2                  Definitions and Construction......................1

                  2.1      Definitions.......................................1
                  2.2      Gender and Number, etc............................9

Article 3                  Participation, Service and Vesting................9

                  3.1      Participation.....................................9
                  3.2      Service...........................................9
                  3.3      Vesting..........................................10

Article 4                  Compensation Deferrals and Matching Contributions;
                           Rollover Contributions...........................10

                  4.1      Compensation Deferrals...........................10
                  4.2      Matching Contributions...........................14
                  4.3      Return of Employer Contributions.................15
                  4.4      Rollover Contributions...........................15

Article 5                  Investment of Contributions......................16

                  5.1      Trust Fund Investment; Participant Direction.....16
                  5.2      Change of Investment Selection...................17
                  5.3      Change of Investment Selection on Existing
                              Accounts......................................17
                  5.4      Investment of Additional Matching Contribution...17

Article 6                  Individual Accounts and Valuations...............18

                  6.1      Establishment of Account.........................18
                  6.2      Allocations to Accounts..........................18
                  6.3      Lexmark Stock Fund...............................18

Article 17                 Withdrawals and Distributions....................18

                  7.1      Withdrawals......................................18
                  7.2      Hardship Withdrawals.............................19
                  7.3      Distribution Upon Retirement or Medical
                              Disability....................................20
                  7.4      Distribution Upon Death..........................21
                  7.5      Distribution Upon Termination of Employment......21
                  7.6      Distribution of Small Accounts...................21
                  7.7      Special Distribution Procedures..................22
                  7.8      Transfer of Assets by an Employer................23

                                                                            Page

                  7.9      Account Value....................................23
                  7.10     Loans from the Compensation Deferral Account
                              and Matching Contribution Account.............23
                  7.11     Eligible Rollover Distribution...................25
                  7.12     Forfeitures......................................26
                  7.13     Distribution of Compensation Deferrals...........27

Article 8                  Designation of Beneficiaries.....................28

                  8.1      Beneficiaries....................................28
                  8.2      Spousal Consent..................................28

Article 9                  Establishment of Trust Fund......................29

                  9.1      Trust Fund.......................................29
                  9.2      Expenses.........................................29

Article 10                 Limitations on Benefits and Contributions Under
                              Qualified Plans...............................29

Article 11                 Management and Administration....................30

                  11.1     Generally........................................30
                  11.2     Claims Procedure.................................31

Article 12                 Amendment and Termination; Plan Mergers..........32

                  12.1     Authority to Amend or Terminate..................32
                  12.2     Full Vesting on Termination......................32
                  12.3     Maintenance of Benefit on Plan Merger............32

Article 13                 General Provisions...............................33

                  13.1     Inalienability of Benefits.......................33
                  13.2     Distributions to Minors and Incompetents.........33
                  13.3     No Guarantee.....................................34
                  13.4     Reinstatement of Benefit.........................34
                  13.5     Limitation of Rights and Benefits................34
                  13.6     Plan for Exclusive Benefit of Employees..........34

Article 14                 Top-Heavy Requirements...........................34

                  14.1     Application of Top-Heavy Provisions..............34
                  14.2     Determination Date...............................35

                                                                          Page

                  14.3     Definitions......................................35
                  14.4     Minimum Contribution Requirements................37
                  14.5     Modification of Limitations Imposed by Article
                              10............................................38
                  14.6     Termination of Top-Heavy Status..................38
                  14.7     Vesting Requirements.............................39
                  14.8     Intent of Article 14.............................39
                  14.9     Discontinuance of this Article...................39

                              LEXMARK SAVINGS PLAN

                                    Article 1

                                     Purpose
                                     -------

                  The Company established the Plan effective as of March 26, 1991, for the benefit of Employees.

                  The purpose of the Plan is to assist the Employees in their retirement, by allowing them to defer a portion of their compensation. In addition, matching contributions will be made as described below.

                  The Plan is intended to comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the qualification requirements under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").


                                    Article 2

                          Definitions and Construction
                          ----------------------------


                  2.1  Definitions.  The  following  words and  phrases  as used
                       -----------
herein have the following meanings unless a different meaning is required by the context:

                           Account: a bookkeeping account or accounts maintained in the records of the Plan to reflect each Participant's interest in the Plan and Trust Fund.

                           Affiliate: any person who, together with the Company, would be treated as a single employer under sections 414(b), (c), (m) or (o) of the Code.

                           Beneficiary: a person designated by a Participant in accordance with Article VIII to receive a death benefit under the Plan.

                           Board of Directors: the Board of Directors of the Company.

                           Break in Continuous Service: the period of at least 12 consecutive months beginning on the date an Employee severs from service with all Employers or, if earlier, the date which is 12 months after the Employee was otherwise first absent from service, and ending on the date (if any) he is reemployed as an Employee. In the case of an individual who is absent from work for maternity or paternity reasons, the 12 consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a break in continuous service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement.

                           Committee: the Compensation and Pension Committee of the Board of Directors. If at any time no Compensation and Pension Committee shall be in office, the Board of Directors shall have the duties, authority and responsibilities reserved to the Committee hereunder.

                           Company: Lexmark International Group, Inc., a Delaware corporation, and any successor thereto.

                           Compensation: for any period during which an Employee shall have been a Participant, the aggregate compensation paid to him by all Employers.

                           (a) for such period, in the case of any such individual who shall have been a Participant during all of such period, or

                           (b) for the  portion of such period  during  which he
                  shall have been a Participant, in the case of any other such individual, such aggregate compensation in either case to be determined by taking into account all amounts paid in the form of salary, commission payments and recurring payments under any form of variable compensation plan and additional compensation,  including  but  not  limited  to  payments  for nonscheduled workdays, overtime and shift premium, all determined before giving effect to any election by the Participant to reduce his Compensation pursuant to Subsection 4.1.1, but excluding special awards, deferred and accrued vacation payments to retiring and separating employees, and any amount reported on Form W-2 in respect of a stock option exercise.

                               Annual Compensation of any Participant taken into
                  account under the Plan for any Plan Year shall not exceed $200,000 (as adjusted from time to time by the Secretary of the Treasury).

                               In addition to other  applicable  limitations set
                  forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 ("OBRA '93") annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation  limit  will be  multiplied  by a  fraction,  the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                                    For Plan Years beginning on or after January
                  1, 1994,  any reference in this Plan to the  limitation  under
                  Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                           Compensation Deferral Account: the Account in which is reflected all Compensation Deferrals allocated to the Participant, together with all gains and losses attributable thereto, and all amounts transferred from the Participant's compensation deferral account under the IBM Tax Deferred Savings Plan ("IBM Plan").

                           Compensation Deferrals: the Employer's contributions to the Plan made at the instruction of a Participant in accordance with Subsection 4.1.1.

                           Continuous Service: the period of time elapsed from the date an Employee first performs an Hour of Service (or first performs an Hour of Service following a Break in Continuous Service) and continuing until the earlier of (i) the date the Employee retires, is dismissed, resigns or dies or (ii) the date which is 12 months after the date the Employee is first absent from employment for any other reason; provided that the Continuous Service of an Employee who severs from service in accordance with clause (i) above, and who is reemployed by an Employer within 12 months of the date on which such Employee last performed an Hour of Service, shall include the period of time from the date of such severance from service to the date of such reemployment. Without limiting the foregoing, with respect to an Employee who was eligible to participate in the IBM Plan and who became an Employee in connection with the sale of Lexmark to the Company, Continuous Service shall include all periods of Continuous Service credited under the IBM Plan.

                               Notwithstanding anything herein to the contrary,

                                    (a) an Employee who has been granted a leave
                  of absence under an Employer's personnel practices then in effect, including but not limited to any leave of absence required to be granted under section 4 11 (a) (6) (E) of the Code by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, which practices shall be administered on an equitable basis among similarly situated employees, and resumes the status of Employee upon completion of the leave of absence, will be deemed, for all Plan purposes, as having been an Employee throughout the leave of absence, notwithstanding that such Employee may have been employed from time to time in a status other than that of an Employee during the leave. If status as an Employee is not so resumed, the Employee will be treated as having severed from service with an Employer one year after the date on which the leave of absence commenced or, if earlier, on the date of the death, resignation or involuntary termination of the Employee; and

                                    (b)  in the  case  of an  individual  who is
                  employed on a basis other than as an Employee or was employed as a leased employee (within the meaning of section 414(n) of the Code), upon such individual becoming an Employee, and for purposes of determining whether such Employee is eligible to participate in the Plan, such Employee shall be treated as having been an Employee throughout his period of service with the Company or an Affiliate, provided that, had he been an Employee, he would not have incurred a Break in Continuous Service equal to the greater of (i) five years or (ii) the number of his years of Continuous Service prior to the date of his reemployment.

                                    Effective  Date:  March 26, 1991.  This
         amendment and restatement of the Plan is effective as of July 1, 1997 unless otherwise indicated.

                                    Election  Effective  Date:  the date that
         is the  earliest  administratively  feasible  date that a Participant's
         election   can  be   made   effective   following  the Participant's
         making such election by calling the Fidelity  Retirement Benefits Line.

                                    Employee:  an employee of an Employer who
         (1) is compensated by salary or by commission,  or partly by salary and  partly  commission,  (2) is  subject  to the  Employer's periodic Performance Evaluation process, (3) is included in a classification of employees that is eligible under established Employer rules and regulations to participate in "time off with pay" benefits such as vacation, sick leave and personal leave, and (4) is entitled to receive full medical coverage from the Employer, i.e., choice of a traditional indemnity plan or a Health Maintenance Organization (where available). The term "Employee" shall not include any individual hired on or after January 1, 1995 who was formerly an employee in IBM's Information Products Division or of the Employer whose employment terminated, or who is on an authorized leave of absence, under the terms of the Lexington Transition Payment Program, the Voluntary Transition Programs, the Employee Transition Program, or the Individual Transition Program, or who otherwise received an incentive to terminate the active employment relationship. The term "Employee" shall not include a leased employee or an employee who is a nonresident alien and who receives no earned income from the Employer which constitutes income from sources within the United States.

         The term "leased employee" means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414 (n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by employees in the business field of the recipient employer. (Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.)

                                    Employer:  the Company and any Subsidiary
         thereof which participates in the Plan.

                                    Family Member:  means an Employee's  Spouse
         and lineal ascendants or descendants and the Spouses of such lineal ascendants or descendants.

                                    Highly Compensated Employee:  means, with
         respect to a Plan Year, an Employee who -

         (A) was a 5-percent owner, at any time during such Plan Year or the preceding Plan Year, or
         (B) received compensation from the Employer for the preceding Plan Year in excess of $80,000.

         The $80,000 amount under this paragraph shall be adjusted at the same time and in the same manner as under Section 415(d) of the Code, except that the base period shall be the calendar quarter ending September 30, 1996. This definition of Highly Compensated Employee is effective as of January 1, 1997.

         An Employee shall be treated as a 5-percent owner for any Plan Year if at any time during such year such Employee was a 5-percent owner (as defined in Section 416(i)(1) of the Code) of the Employer.

                           Hour of Service:

               (a) each hour an Employee is paid or entitled to payment for the performance of duties for the Employer or

               (b) for a period of time when no duties are performed due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence during a Plan Year; except that:

                           (1) not more than 501 Hours of Service shall be credited on account of any single continuous period during which an Employee performs no duties, whether or not such period occurs in a single computation period, and

                           (2) Hours of Service may not be counted where such payment is made or is due:

                                    (i) under a plan maintained solely for the purpose of complying with applicable unemployment insurance laws or

                                    (ii) solely to reimburse an Employee for medical or medically-related expenses;

               (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; these hours shall be credited to the computation period(s) to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, however, that the limits under paragraph (b) above are applicable and that an Employee shall not be entitled to additional Hours of Service credited under this paragraph (c) for the same Hours of Service credited under paragraphs (a) and (b) above.

Hours of Service  shall be computed and credited in accordance  with  paragraphs
(b) and (c) of Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference. To the extent an Employee's Hours of Service cannot be determined on the basis of actual hours for which he or she is paid or entitled to payment, it shall be determined on the basis of days worked. In such event, an Employee will be credited with ten Hours of Service if under the Plan he or she would be credited with at least one Hour of Service during the day.

                           Investment  Fund:  an  investment  fund  described in
         Section 5.1 maintained as part of the Trust Fund and invested in the manner specified in the trust agreement establishing the Trust Fund, the investment experience and expenses of which shall be accounted for separately by the Trustee.

                           Investment Manager: a registered investment adviser under the Investment Advisers Act of 1940, as amended, a bank as defined in that Act or an insurance company qualified to manage, acquire and dispose of the assets of employee benefit plans under the laws of more than one state, which has been authorized by the Committee to manage, acquire and dispose of all or any portion of the assets of the Trust Fund, and which has acknowledged in writing that it is a fiduciary with respect to the Plan.

                           Lexmark: Lexmark International, Inc., a Delaware corporation.

                           Matching Contribution: a contribution made to the Plan by an Employer pursuant to Section 4.2.

                           Matching Contribution Account: the Account in which are reflected all Matching Contributions allocated to the Participant, together with all gains and losses attributable thereto, and all amounts transferred from the Participant's matching contribution account under the IBM Tax Deferred Savings Plan.

                           Non-Highly Compensated Employee: an Employee who is not a Highly Compensated Employee.

                           Normal Retirement Age: the later of age 65 or the completion of one year of Continuous Service.

                           Participant: an Employee or a former Employee who has an Account under the Plan.

                           Plan: the Lexmark Savings Plan, as set forth herein and as amended from time to time.

                           Plan Administrator: the person or committee appointed pursuant to Article 11, which shall be responsible for overseeing and assuring compliance with the reporting, disclosure, record keeping and related administrative requirements of ERISA and the Code relating to the Plan and the Trust Fund.

                           Plan Year:  the calendar year.

                           QDRO: a "qualified domestic relations order" as that term is defined by section 206(d) of ERISA and section 414(p) of the Code.

                           Required Beginning Date: April 1 of the calendar year following the later of (a) the calendar year in which a Participant attains age 70 1/2, or (b) the calendar year in which the Participant's employment with the Employer terminates. Provided, however, that clause
         (b) shall not apply in the case of a Participant who is a 5-percent owner (as defined in Code Section 416) with respect to the Plan Year ending with a calendar year in which the Participant attains age 70 1/2.

                           Rollover Account: an Account established for an Employee who makes a rollover contribution to the Plan pursuant to
         Section 4.4.

                           Spouse: the spouse of a Participant as determined by the law of the domicile of the Participant; provided that to the extent required by any Qualified Domestic Relations Order, a former Spouse of the Participant shall be treated as the Spouse of the Participant.

                           Subsidiary: a corporation the majority equity interest of which is owned, directly or indirectly, by the Company.

                           Trust Fund: the trust fund established and maintained under the Plan, to which contributions of Employers and Participants are paid, together with all gains and losses attributable thereto, and from which disbursements under the Plan are made, as provided for herein. The Trust Fund shall include one or more Investment Funds.

                           Trustee: the person, persons or entity authorized by the Committee to hold and/or manage all or any portion of the assets of the Trust Fund in trust pursuant to a trust agreement.

                           Underwritten Public Offering: an underwritten public offering of the common stock of the Company.

                           Unit: the unit of value used to account for each Participant's interest in the Lexmark Stock Fund.

                           Valuation Date: any date that The New York Stock Exchange is open for business.

                           Year of Eligibility Service: the period during which the Employee completes 12 consecutive months of employment with the Employer measured from the Employee's initial date of employment (or reemployment commencement date, if applicable).

               2.2 Gender and Number, etc. Wherever appropriate, the masculine
                   ----------------------
pronoun, as used herein, shall include the feminine, and the singular shall include the plural. Sections herein are identified by Arabic numerals separated by one decimal point and Subsections herein are identified by Arabic numerals separated by two decimal points. Any reference to a Section which comprises two or more Subsections shall be deemed to include a reference to all such Subsections collectively.


                                    Article 3

                       Participation, Service and Vesting
                       ----------------------------------

               3.1  Participation.  Each Employee  shall be eligible to
                    -------------
participate on the day coinciding with the completion of one Year of Eligibility Service. Effective January 1, 1998, each Employee shall be eligible to participate on the day on which he or she first performs an Hour of Service as an Employee. Each Employee who becomes eligible to participate in the Plan in accordance with this Section 3.1 shall commence participation by calling the Fidelity Retirement Benefits Line to elect the deferral of Compensation in accordance with Subsection 4.1.1. An election that provides for the deferral of Compensation in accordance with Subsection 4.1.1 shall be effective as of the applicable Election Effective Date. An Employee who has commenced participation in the Plan shall remain a Participant until his Accounts have been distributed in full.

               3.2    Service.
                      -------

               3.2.1  Prior  Continuous  Service.  All  periods  of  prior
                      --------------------------
Continuous Service (Continuous Service preceding a Break in Continuous Service) with the Company shall be treated in all respects as Continuous
Service under the Plan, provided that a Participant who is not fully vested in his benefits under the Plan at the time he severs from service with the Company and who incurs a Break in Continuous Service lasting longer than
the greater of (i) 5 years or (ii) the Employee's  prior  Continuous   Service
shall receive credit for the prior Continuous Service only after such Participant either (x) completes 1 year of Continuous Service subsequent to the Break in Continuous Service, or (y) reaches age 65 while an Employee.

               3.2.2    Foreign Service.  All Foreign Service  (service of a
                        ---------------
Participant with a foreign subsidiary or foreign branch) will be deemed to be Continuous Service, provided that

               (i) a Participant with Foreign Service that was immediately preceded by Continuous Service must, before credit for such Foreign Service is given, resume employment as an Employee; and

               (ii) a Participant with Foreign Service that was not immediately preceded by Continuous Service must, before credit for such Foreign Service is given, complete one year of Continuous Service subsequent to such Foreign service or reach age 65 while an Employee.

               3.2.3 Service Credit for Change in Employment  Status.  In the
                     -----------------------------------------------
case of an individual who (i) is employed on a basis other than as an Employee or (ii) was employed as a leased employee (within the meaning of section 414(n) of the Code) if such individual was previously employed, or is subsequently, employed, by the Company as an Employee, then for the purpose of determining whether such Employee has vested benefits, he or she shall be treated as having been an Employee throughout his or her period of service with the Company if he or she (i) would have met the applicable requirements for vesting under the Plan, assuming he or she had been an Employee for his or her entire period of service or (ii) has not been absent from employment for a period equal to the greater of (A) five years or (B) his or her period of employment prior to such absence.

                  3.3 Vesting.  Each  Participant who first completed an Hour of
                      -------
Service prior to July 1, 1994 shall at all times have a nonforfeitable interest in the value of his Accounts. Each Participant who first completes an Hour of Service on or after July 1, 1994 and who is not a Participant in the Plan as of June 30, 1995 shall at all times have a nonforfeitable interest in the value of his Compensation Deferral Account and any Rollover Account. His interest in his Matching Contribution Account shall become nonforfeitable upon his completion of five years of Continuous Service or upon his death, disability or attainment of Normal Retirement Age as an Employee, whichever occurs first.

                  3.3.1  Vesting  Credit  Upon  Reemployment  Within  1 Year  of
                         -------------------------------------------------------
Severance.  A Participant  who severs from service with the Company by reason of
---------
resignation or involuntary termination, who thereafter is reemployed by the Company within 1 year from the date of severance from service, shall, for the purpose of determining whether such Participant has vested benefits, be deemed to have been employed by the Company during the period between severance from service and reemployment.


                                    Article 4

                           Compensation Deferrals and
                           --------------------------

                 Matching Contributions; Rollover Contributions
                 ----------------------------------------------

               4.1   Compensation Deferrals.
                     ----------------------

               4.1.1 Rate of Compensation Deferrals. The Employer shall, at the
                     ------------------------------
direction of a Participant, make contributions under the Plan, not less frequently than monthly, of amounts deferred from the Participant's Compensation in accordance with section 401(k) of the Code, which amount shall be credited to the Participant's Compensation Deferral Account. Each Employee upon commencing participation in the Plan may direct the Employer to make contributions to the

Plan of up to 20 percent (in whole percentages) of his Compensation for each pay period such election is in effect; provided that the direction in effect with respect to any Employee as of this Plan's amended and restated Effective Date shall constitute a continuing direction of the Employee under the Plan unless the Employee or the Plan Administrator otherwise directs. Notwithstanding the foregoing, the total amount of contributions made at the direction of an Employee shall not exceed the dollar limitation set forth in section 402(g) of the Code in any calendar year, and such limitation amount shall be deemed to be automatically adjusted to the full extent permitted or required under section 402(g)(5) of the Code or any regulation promulgated thereunder.

                  The contribution rate elected by a Participant shall continue in effect until changed or suspended by the Participant or suspended in accordance with Section 7.2(b). A Participant may (i) change the elected rate of reduction at any time during each Plan Year and (ii) suspend a prior Compensation Deferral election at any time. Any initial election and any change or suspension of a prior election shall be made by calling the Fidelity Retirement Benefits Line and shall be effective on the Election Effective Date. A Participant who suspends his prior Compensation Deferral election may elect to recommence making Compensation Deferrals at any time following the effective date of the suspension. During any period of suspension, the Employer shall cease making Matching Contributions pursuant to Section 4.2 on behalf of the suspending Participant.

                  4.1.2 Amount of  Contribution.  The  contributions  made for a
                        -----------------------
Participant shall be made by payroll deduction and shall be determined for each pay period by multiplying his contribution rate then in effect by his Compensation for such period. The amount of the deduction may, in accordance with uniform rules adopted by the Plan Administrator, be rounded to the next highest or lowest multiple of $1.00 per pay period.

                  4.1.3 Distribution   of   Excess   Compensation   Deferrals.
                        -----------------------------------------------------
Notwithstanding any other provision of the Plan, Excess Compensation Deferrals and income allocable thereto shall be distributed no later than April 15 of the next following calendar year to Participants who allocate Excess Compensation Deferrals to the Plan for the preceding calendar year.

                  For purposes of this Subsection 4.1.3, the term "Excess Compensation Deferrals" shall mean the amount of Compensation Deferrals for a calendar year that the Participant allocates to the Plan pursuant to the claim procedure set forth below.

                  The Participant's claim shall be in writing and (i) shall be submitted to the Plan Administrator no later than March 1 of the calendar year following the calendar year for which the Participant makes a claim under this Subsection 4.1.3; (ii) shall specify the Participant's Excess Compensation Deferrals for such preceding calendar year; and (iii) shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Compensation Deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k) or 403(b) of the Code, will exceed the limit imposed by section 402(g) of the Code for the year in which the Compensation Deferrals were made.

                  The amount of Excess Compensation Deferrals to be distributed for a taxable year will be reduced by the amount of Compensation Deferrals previously distributed pursuant to part (y) of Section 4.1.4 hereof for the Plan Year beginning in such taxable year. The Excess Compensation Deferrals distributed to a Participant with respect to a calendar year shall be distributed from the Compensation Deferral Account and shall be adjusted for any income or loss allocable thereto, but in no event shall such Excess Compensation Deferrals be less than the lesser of the Participant's Accounts under the Plan or the Participant's Excess Compensation Deferrals for the Plan Year.

                  If Excess Compensation Deferrals are distributed to a Participant, any corresponding Matching Contributions (adjusted for any income or loss allocable thereto) allocated with respect thereto shall be forfeited in the same proportion as Excess Compensation Deferrals are to Compensation Deferrals for the relevant taxable year.

                  "Income or loss allocable to Excess Compensation Deferrals" shall be computed by multiplying the income or loss allocated to the Participant's account for the taxable year by a fraction, the numerator of which is the amount of the Excess Compensation Deferral for such year, and the denominator of which is the sum of (1) the total account balance of the Participant attributable to compensation deferrals as of the beginning of the taxable year plus (2) the amount of Compensation deferred by such Participant for such taxable year.

                  4.1.4 Limitations on Compensation Deferrals.  For Participants
                        -------------------------------------
who are Highly Compensated Employees during a Plan Year, the average of the ratios of (a) the Compensation Deferrals and Matching Contributions made on behalf of each such Participant during the Plan Year, to (b) the total Compensation for such Participant (the "Deferral Ratio") may not exceed the average of the Deferral Ratios for each Non-Highly Compensated Employee for the preceding Plan Year times the greater of (i) 2, provided that the Deferral Ratio (expressed as a percentage) for the Plan Year for Participants who are Highly Compensated Employees may not exceed the Deferral Ratio (expressed as a percentage) for the preceding Plan Year for Non-Highly Compensated Employees by more than two percentage points, or such lesser amount as the Secretary of the Treasury or his delegate shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee, or (ii)
1.25. Should neither of these two tests be met, the Plan Administrator may, in its discretion (x) order a reduction in the Compensation Deferrals of the Highly Compensated Employees for the balance of that Plan Year, to be accomplished by establishing a reduced new maximum rate for the Compensation Deferrals of the affected Participants, or (y) on or before the last day of the calendar year following the calendar year in which neither of the two tests is met, distribute such excess Compensation Deferrals and Matching Contributions, and any earnings allocable thereto, to the Highly Compensated Employees on the basis of the amount of Compensation Deferrals and Matching Contributions by, or on behalf of, each of such Employees or (z) on or before the last day of the calendar year following the calendar year in which neither of the two tests is met, authorize the Employer to make additional contributions which shall be treated for all purposes of the Plan as qualified nonelective contributions as defined in section 401(k) of the Code and which shall be allocated to the Compensation Deferral Account of employees who (i) were Participants as of the last day of the month for which such contributions are made and (ii) who are Non-Highly Compensated Employees as the end of the Plan Year in which neither of the two tests is met. In determining the amount of any Compensation Deferral to be distributed pursuant to (y) above, the amount of Compensation Deferrals to be distributed shall be reduced by the amount of Excess Compensation Deferrals previously distributed for the taxable year ending in the same Plan Year.

                  For purposes of this Section 4.1.4, the Deferral Ratio of each Highly Compensated Employee (a) who is eligible to participate in two or more plans maintained by Employers and any Affiliates containing a cash or deferred arrangement described in section 401(k) of the Code shall be determined as if all such plans were one plan; and (b) shall be determined by taking into account the Compensation Deferrals and Compensation on behalf of Family Members of such Employee. In addition, in determining the Deferral Ratios, all Compensation Deferrals that are made under two or more plans that are aggregated for purposes of Code sections 401(a)(4) or 410(b) (other than section 410(b)(2)(A)(ii)) shall be treated as made under a single plan, and if two or more plans are permissively aggregated for purposes of section 401(k), the aggregated plans must also satisfy section 401(a)(4) and 410(b) as though they were a single plan.

                  A Compensation Deferral will be taken into account in determining a Participant's Deferral Ratio for a Plan Year only if it relates to Compensation that either would have been received by the Participant in the Plan Year (but for the deferral election) or is attributable to services performed by the Participant in the Plan Year and would have been received by the Participant within 2-1/2 months after the close of the Plan Year (but for the deferral election). Further, a Compensation Deferral will be taken into account in determining a Participant's Deferral Ratio for a Plan Year only if it is allocated to the Participant as of a date within that Plan Year. For this purpose, a Compensation Deferral is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Compensation Deferral is actually paid to the Trust no later than twelve months after the Plan Year to which the deferral relates.

                4.2   Matching Contributions.
                      ----------------------

                4.2.1 General Rule.  As soon as  practicable  after the close of
                      ------------
each calendar quarter, or more frequently in the discretion of the Plan Administrator, the relevant Employer shall make a Matching Contribution to the Plan, on the condition that said contribution is deductible under section 404 of the Code, in an amount equal to 30% of each Participant's Compensation Deferrals made each pay period which are not in excess of a 5% Compensation Deferral level ("Eligible Compensation Deferrals").

                4.2.2 Additional Matching  Contribution.  Effective for the 1996
                      ---------------------------------
Plan Year and succeeding Plan Years, the relevant Employer shall, for a Plan Year, make an additional Matching Contribution in an amount equal to (i) 10% of an eligible Participant's Eligible Compensation Deferrals for such Plan Year, if the Company achieves its "target" financial objectives established for said Plan Year, or (ii) 20% of an eligible Participant's Eligible Compensation Deferrals for such Plan Year if the Company achieves or exceeds the "maximum" performance target established for said Plan Year. In the event the Company exceeds its "target" level but does not achieve the "maximum" level, the additional Matching Contribution for an eligible Participant shall be 10% of Eligible Compensation Deferrals plus an added amount based on a linear scale between the "target" and "maximum" levels and taking into account the performance level actually achieved. Only those Participants who have made Compensation Deferrals for the Plan Year and who are employed by an Employer on the last day of such Plan Year shall be eligible to receive the additional Matching Contribution contemplated hereunder. The additional Matching Contribution, if any, made for a Plan Year under this Section 4.2.2 shall be made as soon as practicable following the end of the Plan Year and shall be made with the Company's Class A Common Stock, par value $.0l per share, or in the form of cash to the Trustee to purchase said Common Stock, or in a combination of the two. The Common Stock so contributed or purchased, as the case may be, shall be credited to the Lexmark Stock Fund on behalf of the Participants entitled thereto.

                  4.2.2 Allocation.  Matching  Contributions  shall be credited
                        ----------
to the Matching Contribution Account of each Participant in respect of whom such Matching Contributions are made.

                  4.3  Return of  Employer  Contributions.  In the event  that a
                       ----------------------------------
Compensation Deferral or Matching Contribution was made to the Plan (i) by a mistake of fact, (ii) on the condition that it was deductible under section 404 of the Code and such deduction is disallowed, or (iii) on the condition that the Plan initially qualified under section 401(a) of the Code and the Plan does not so qualify, the contribution shall be refunded to the respective Employer. In the case of a contribution (x) made by a mistake of fact, the refund shall be made within one year after the payment of the contribution, (y) conditioned upon its deductibility, the refund shall be made within one year after the disallowance of the deduction has become final and shall be made only to the extent that the deduction was disallowed, and (z) conditioned on the initial qualification of the Plan, the refund shall be made within one year after the date of the denial of the Plan's qualification.

                  In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contributions and any earnings or loss attributable thereto made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the plan is adopted, or such later date as the Secretary or the Treasury may prescribe.

                  4.4 Rollover Contributions. An Employee at any time, including
                      ----------------------
prior to his or her completion of one Year of Eligibility Service, may contribute cash or other property acceptable to the Trustee representing qualified rollover amounts which the Code permits an employee to transfer either directly or indirectly (including through a conduit individual retirement account) from one qualified plan to another qualified plan. An Employee who makes a rollover contribution to the Trust prior to completing one Year of Eligibility Service shall be treated as a Participant for all purposes of the Plan, except the Employee is not a Participant for purposes of electing Compensation Deferrals, receiving Matching Contributions or any other form of Employer contributions, or sharing in any Participant forfeitures under the Plan until he or she actually becomes a Participant in the Plan.

                                    Article 5

                           Investment of Contributions
                           ---------------------------

                  5.1  Trust Fund Investments; Participant Direction.
                       ---------------------------------------------

                  Except as may be otherwise provided, the Participant shall designate in 1% multiples the proportions in which his Compensation Deferrals shall be allocated among the Investment Funds then being offered under the Plan, subject to the right of the Trustee to make investments in short-term obligations of the United States Government or agencies thereof or in other types of short-term investments including commercial paper during periods when, for administrative reasons, contributions cannot be placed immediately into an Investment Fund. Except as otherwise provided, Matching Contributions made on behalf of a Participant and any Participant rollover contributions shall be invested in the same Investment Funds and in the same proportions as designated by the Participant with respect to his Compensation Deferrals. Provided, however, a Participant may designate a portion or all of the amounts credited to his/her Matching Contribution Account to be invested in the Lexmark Stock Fund, regardless of the extent, if any, to which the Participant has designated the amounts credited to his/her Compensation Deferral Account to be invested in said Fund. Effective July 1, 1997, the Investment Funds being offered shall consist of funds issued by investment companies advised by Fidelity Management and Research Company (the "Fidelity Funds"), as well as the Lexmark Stock Fund and any other investment fund approved by the Committee or its delegate. A Participant's designation shall be made by calling the Fidelity Retirement Benefits Line and shall be effective on the Election Effective Date; provided that unless otherwise directed by the Participant, amounts transferred from a Participant's existing Investment Fund selections as of June 30, 1997, to the Fidelity Funds shall be invested under this Plan in the same manner and in the Investment Funds most closely corresponding to the investment funds in which such amounts were invested as of June 30, 1997, subject to a Participant's subsequent ability to transfer such amounts among Investment Funds pursuant to
Section 5.3.

                  5.1.1 Lexmark Stock Fund:  This fund is established  effective
                        ------------------
as of January 1, 1996, and shall consist primarily of the Company's Class A Common Stock, par value $.0l per share ("Class A Common Stock"). It is intended to provide Participants with an opportunity to invest in the Company. The Class A Common Stock purchased (or sold) by the Trustee shall be purchased (or sold) primarily on the open market. A small percentage of the fund will be maintained in cash. The cash held in this fund shall be invested in short-term money market securities, or similar interest bearing securities, including, without limitation, obligations of the United States government or agencies thereof, bank obligations, commercial paper, short-term corporate debt obligations and other short-term debt securities. In any situation where the volume of shares of Class A Common Stock that must be purchased (or sold) for the Lexmark Stock Fund could be expected to cause unusual market activity, the Trustee shall spread such transactions over a period of days. The Trustee shall follow its established guidelines regarding the number of shares that can be purchased or sold in any one day.

                  The Committee or its delegate may, in its discretion, from time to time establish additional Investment Funds, including those funds whose investments can be directed by Participants, and may determine that any existing Investment Fund, including any described or identified above, shall be modified, curtailed, terminated, or liquidated.

                  5.2 Change of Investment Selection.  A Participant may, at any
                      ------------------------------
time during any Plan Year, elect to change his investment selection with respect to future contributions. Such election shall be made by calling the Fidelity Retirement Benefits Line and shall be effective on the Election Effective Date.

                  5.3 Change of  Investment  Selection  on  Existing  Accounts.
                      --------------------------------------------------------
Subject to Section 5.4 below, a Participant may elect from time to time to transfer amounts between Investment Funds, which election shall be effective as of the current business day if the trade is placed by 4:00 p.m. E.S.T. If the trade is placed after 4:00 p.m. E.S.T., the election shall be effective the following business day. Such transfers, if among more than one Investment Fund, must be made in 1% multiples, with a minimum exchange of $250 or, if less, the full balance in the Investment Fund. A Participant may provide direction in accordance with the procedures prescribed by the Plan Administrator, which may include telephonic authorization that requires a Participant to provide a PIN. The Plan Administrator may impose such additional rules and limitations upon transfers affecting the Dwight Fixed Income Fund and the Lexmark Stock Fund as the Plan Administrator may consider necessary or appropriate.

                  5.4 Investment  of  Additional  Matching  Contribution.   Any
                      --------------------------------------------------
additional Matching Contribution made pursuant to Section 4.2.2 of the Plan shall be contributed to the Lexmark Stock Fund. A Participant on whose behalf an additional Matching Contribution has been allocated to the Lexmark Stock Fund shall not be permitted to transfer any amount attributable to such allocation, including any earnings thereon, from the Lexmark Stock Fund to another Investment Fund.

                                    Article 6

                       Individual Accounts and Valuations
                       ----------------------------------


                  6.1 Establishment of Account.  The Plan  Administrator  shall
                      ------------------------
establish and maintain or cause to be established and maintained a Compensation Deferral Account and a Matching Contribution Account in the name of each Participant to which the Plan Administrator shall credit the Compensation Deferrals and Matching Contributions respectively, on behalf of the Participant and the share of the net gains and losses, if any, of the Trust Fund and the Investment Funds thereunder allocable to such contributions. A Rollover Account also shall be established and maintained for any Employee who makes a rollover contribution to the Plan pursuant to Section 4.4.

                  6.2 Allocations to Accounts.  Contributions shall be allocated
                      -----------------------
to the Accounts of the Participants on whose behalf contributions are made not less frequently than monthly. Allocation of Trust Fund income and valuation of the Trust Fund and Investment Funds shall be made as of each Valuation Date, with the Account balances of all Participants adjusted appropriately upward or downward, so that the total of such balances shall equal the net worth of the Trust Fund as of each Valuation Date.

                  6.3 Lexmark Stock Fund.  The interest of each  Participant  in
                      ------------------
the Lexmark Stock Fund shall be represented by Units credited to his Account. The initial value of a Unit in the Lexmark Stock Fund on the first Valuation Date shall be equal to $10.00. On each succeeding Valuation Date, the value of a Unit in the Lexmark Stock Fund shall be determined by dividing the value of the Fund on that date by the number of outstanding Units in the Fund. Each Unit in the Lexmark Stock Fund shall represent a proportionately equal beneficial interest, and no Unit shall have priority or preference over any other. Payments or distributions from the Lexmark Stock Fund shall be made only as of a Valuation Date, and shall be calculated using the Unit value for the Lexmark Stock Fund as of that date.


                                    Article 7

                          Withdrawals and Distributions
                          -----------------------------

                  7.1 Withdrawals.  A Participant  who has attained age 59 1/2,
                      -----------
may withdraw in cash all or part of his rollover contributions, Compensation Deferrals and Matching Contributions by providing direction in accordance with the procedures established by the Plan Administrator, which may include telephone authorization that requires the Participant to provide a PIN. A Participant may make only one withdrawal under this Section 7.1 in any Plan Year. The amount of any such withdrawal may not be less than the lesser of $500 or the maximum amount that the Participant may then withdraw pursuant to this
Section 7.1.

                  The withdrawal shall be made as of the Valuation Date coincident with the date on which the Trustee receives notification of the withdrawal, or as soon thereafter as practical. A withdrawal shall, to the extent practicable, be made pro rata from each of the Investment Funds in which the applicable Account is invested and shall be allocated among the contributions made on the Participant's behalf (after taking into account the gains and losses thereon), in the following sequence: rollover contributions, Compensation Deferrals and Matching Contributions. The Plan Administrator may impose such additional rules and limitations upon withdrawals from any Investment Fund as the Plan Administrator may consider necessary or appropriate. The amount to be withdrawn shall be distributed as soon as practicable after the Valuation Date as of which the withdrawal is made. The Accounts maintained with respect to the Participant shall be adjusted appropriately to reflect a withdrawal.

                  7.2 Hardship   Withdrawals.   In  accordance  with  procedures
                      ---------------------------------------------------------
prescribed by the Plan Administrator, which may include telephonic authorization that requires a Participant to provide a PIN, a Participant may apply for a hardship distribution in an amount not to exceed the value of his Compensation Deferrals. The Participant may not obtain any income allocable to such Compensation Deferrals or any amount attributable to any additional Matching Contribution made pursuant to Section 4.2.2 of the Plan. The Plan Administrator may in its discretion grant a hardship distribution to the Participant in accordance with the remaining provisions of this Section 7.2, or such other requirements as it may establish from time to time, provided that the distribution is made on account of an immediate and heavy financial need and is necessary to satisfy such need.

                  (a) The following events will be deemed to constitute an immediate and heavy financial need for purposes of this
                  Section 7.2:

                           (i) expenses for medical care previously  incurred by
                  the Participant, his spouse or his dependents or necessary for these persons to obtain medical care;

                           (ii) costs directly related to the purchase of
                  the Participant's principal residence;

                           (iii) payment of tuition and related  educational
                  fees for the next 12 months of post-secondary education for the Participant, his spouse, children or dependents; and

                           (iv) the need to prevent the eviction of the
                  Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  (b) A distribution will be deemed necessary to satisfy an immediate and heavy financial need of the Participant if:

                           (i) the distribution is not in excess of the amount
                  of the Participant's  immediate and heavy financial need;

                           (ii) the Participant has obtained all  distributions,
                  other than hardship distributions, and all non-taxable loans under all plans maintained by all Employers;

                           (iii) the  Participant is suspended for twelve months
                  after receipt of the hardship distribution from making Compensation Deferrals under the Plan, as well as being suspended for that period from making contributions (or elective deferrals) under all other deferred compensation plans maintained by all Employers; and

                           (iv) the Participant may not make Compensation Deferrals for the calendar year immediately following the calendar year of the hardship distribution in excess of the applicable limit under section 402(g) for that following calendar year less the amount of such participant's Compensation Deferrals for the year of the hardship distribution.

                  In the case of a partial withdrawal made by a Participant having an interest in more than one Investment Fund, the amount withdrawn from each shall be in the same proportion as the value of his interest in each Investment Fund immediately preceding such withdrawal bears to the total value of his Compensation Deferral Account. Payment of the hardship distribution shall be made as soon as practicable after the Valuation Dates as of which the distribution is made.

                  In determining whether a Participant may receive a hardship distribution under Section 7.2, the Plan Administrator shall apply the criteria set forth above in a uniform and nondiscriminatory manner to all persons similarly situated.

                  7.3    Distribution Upon Retirement or Medical Disability.
                         --------------------------------------------------

                  7.3.1  General  Rule.  In  the  event  that  a   Participant's
                         -------------
employment with an Employer terminates by reason of retirement under the Lexmark Retirement Plan or disability under the Lexmark Medical Disability Income Plan and the value of the Participant's Accounts is in excess of $3,500 ($5,000, effective January 1, 1998), the Participant may elect, under rules established by the Plan Administrator, to receive an immediate distribution of his Accounts, subject to the consent requirements of Subsection 7.7.1., if applicable. Such distribution shall be payable, at the election of the Participant, in the form of (a) a lump sum cash distribution or (b) a specified number of annual cash installments, over a period of up to ten years (unless a longer period is determined by the Plan Administrator), but in no event longer than the life expectancy of the Participant.

                  7.3.2 Deferred  Distribution.  Notwithstanding  the foregoing,
                        ----------------------
such Participant may elect to defer receipt of his Accounts, in either form of distribution, until a later date, provided that the distribution shall be made in accordance with Subsection 7.7.2 and the consent requirements of Subsection 7.7.1, if applicable. If the Participant fails to elect an immediate distribution under Subsection 7.3.1, his failure to so elect shall be deemed an election to defer receipt under this Subsection 7.3.2.

                  7.4   Distribution   Upon   Death.   Subject  to  the  consent
                        ---------------------------
requirements of Section 8.2, in the event that a Participant dies before the balance of his Accounts has been distributed, the remaining balance of the Accounts shall be distributed to the Participant's Beneficiaries in a lump sum cash distribution. Payment shall be made as soon as practicable, but in no event later than December 31 of the calendar year containing the fifth anniversary of the Participant's death. Before authorizing a distribution in respect of a deceased Participant, the Plan Administrator may require proof of death and such other evidence, documents and information as it may deem to be necessary or desirable. Pending the determination of proper Beneficiaries, the Accounts may be placed in such Investment Fund as the Plan Administrator may direct and shall participate in any investment gains and losses thereunder.

                  7.5 Distribution Upon Termination of Employment.  In the event
                      -------------------------------------------
that a Participant's employment with all Employers terminates for any reason other than retirement, disability or death, and the value of the Participant's Accounts is in excess of (or at the time of any prior distribution was in excess of) $3,500 ($5,000 effective January 1, 1998), the Participant may elect, under rules established by the Plan Administrator and pursuant to the consent requirements of Subsection 7.7.2, if applicable, (a) to receive an immediate distribution of his Accounts in a lump sum cash distribution or a specified number of annual cash installments, over a period of up to ten years (unless a longer period is determined by the Plan Administrator) but in no event longer than the life expectancy of the Participant, or (b) to defer receipt of such lump sum cash distribution or installments until a later date, but in no event shall such distribution be made or commence later than a Participant's Required Beginning Date. Failure to make an election shall be deemed to be an election under clause (b).

                  7.6  Distribution  of Small Amounts.  If upon a  Participant's
                       ------------------------------
termination of employment for any reason described in Section 7.3, 7.4 or 7.5 the value of a Participant's Accounts is not in excess of $3,500 ($5,000, effective January 1, 1998), such Participant shall, upon such termination of employment, receive an immediate distribution of such amount.

                  7.7   General Distribution Procedures.
                        -------------------------------

                  7.7.1 Consent Requirements.  If the value of the Participant's
                        --------------------
Account is in excess of $3,500 ($5,000, effective January 1, 1998) and he has not attained age 62, and the distribution is not otherwise required at law or being made pursuant to a QDRO, then the Participant's consent to such distribution must be obtained. Such consent may be provided in accordance with the procedures established by the Plan Administrator, which may include telephonic authorization that requires a Participant to provide a PIN.

                  7.7.2  Required  Distributions.  If on his Required  Beginning
                         -----------------------
Date a Participant retains an Account balance in the Plan and if such Participant has not previously elected a method of distribution in accordance with Section 7.3, the value of his Account balance shall commence to be distributed on his Required Beginning Date in accordance with the method described in Subsection 7.3.1(b). If a Participant who has elected to defer receipt of his Account balance has elected a method of distribution in accordance with Section 7.3, the entire interest of such Participant shall be distributed or commence to be distributed no later than his Required Beginning Date. All distributions required under this section shall be made in accordance with section 401(a)(9) of the Code and the Regulations thereunder, including but not limited to the Minimum Distribution Incidental Benefit requirements of section 1.401(a)(9)-2 of the proposed regulations.

                  7.7.3 Time of Payments.  When the interest of any  Participant
                        ----------------
becomes payable in accordance with the provisions of Section 7.3, 7.4, 7.5, or 7.6, the Plan Administrator shall direct the Trustee, subject to the consent requirements of Subsection 7.7.1, to make or commence payments within 60 days of such direction.

                  7.7.4 Investment of Deferred Account  Balances.  If payment of
                        ----------------------------------------
the balance to the credit of the Participant's Accounts is deferred, or if the balance to the credit of the Participant's Accounts is distributed in installments, such unpaid balance shall continue to be invested in the Investment Funds designated by the Participant, in accordance with Section 5.2, and to reflect an investment gains and losses thereunder.

                  7.7.5  Distributions from Lexmark Stock Fund.  Notwithstanding
                         -------------------------------------
anything contained in this Article 7 to the contrary, a Participant who is entitled to a distribution and whose Accounts are invested in whole or in part in the Lexmark Stock Fund may have the value of his investment in the Lexmark Stock Fund distributed to him or her in whole shares of the Company's Class A

Common Stock. The Participant must elect in writing to receive such a stock distribution. Fractional shares of the Common Stock shall be distributed in cash. This Section 7.7.5 pertains only to distributions. Withdrawals under the Plan pursuant to Sections 7.1 and 7.2 hereof may be made only in cash.

                  7.8 Transfer of Assets by an Employer. Where assets used by an
                      ---------------------------------
Employer in a particular trade or business (or in particular trades or businesses) or employees of a trade or business are transferred to another business organization (including a jointly- owned enterprise, an unrelated corporation or a partnership); and where the Plan Administrator has authorized the transfer of the assets and liabilities applicable to the transferred employees to a qualified section 401(k) plan in the other business organization to which the employees are being or have been transferred, no distributions to affected employees shall be permitted as a result of this occurrence. Such a transfer of assets and liabilities shall be in accordance with the requirements of section 401(a)(12) of the Code.

                  7.9 Account Value.  For purposes of making  distributions
                      -------------
under this Article 7, the value of the Participant's Account shall be determined as of the Valuation Date as of which the distribution is made.

                  7.10 Loans from the Compensation Deferral Account and Matching
                       ---------------------------------------------------------
Contribution  Account.  A  Participant  may  receive  a loan  from  the  Plan in
---------------------
accordance with the following program. The loan program under the Plan will be administered by the Plan Administrator on a uniform and nondiscriminatory basis. Upon appropriate notice, in accordance with the procedures established by the Plan Administrator, which may include telephonic authorization that requires a Participant to provide a PIN, a Participant may borrow from the Plan an amount which shall be charged against his Compensation Deferral Account and/or Matching Contribution Account, as described below.

                  The minimum amount of any loan shall be $100. Any loan in excess of such amount may be made in multiples of $100 only. The maximum amount of such loan shall not exceed the lesser of (a) $50,000 reduced by the Participant's highest outstanding loan balance during the preceding 12-month period or (b) one-half (1/2) the sum of the value of the Participant's Accounts under the Plan.

                  A Participant shall be permitted to borrow from the Plan, but not more than two loans may be outstanding at any one time. No loan shall be made while any other loan is in default. A one time loan origination fee will be deducted from the Participant's Accounts on a pro-rata basis across the Participant's investments. Each quarter, an ongoing loan maintenance fee will be deducted from the Participant's Accounts on a pro-rata basis across the Participant's investments. Both deductions will occur after the close of the quarter in which the loan was initiated.

                  A loan to a Participant shall be evidenced as prescribed by the Plan Administrator. This shall include an assignment of the Participant's interest in those of his Accounts from which the loan amount is withdrawn, or any portion thereof, as security for such loan and the direction of the Participant to the Employer to withhold from his compensation, each pay period, such amount as is required to repay the loan by level payments of combined principal and interest over the term thereof.

                  To effect a loan, the Participant will call the Fidelity Retirement Benefits Line. The amount of the distribution shall first be charged against his Compensation Deferral Account and next, to the extent of any excess, against his Matching Contribution Account. In the case of a loan of less than the total value of the Compensation Deferral Account or Matching Contribution Account, the amount distributed shall be in the same proportion as the value of his interest in each Investment Fund immediately preceding such distribution bears to the total value of his Compensation Deferral Account or Matching Contribution Account, as applicable. Provided, however, no distribution may be made of any amount that is attributable to any additional Matching Contribution made pursuant to Section 4.2.2 of the Plan

                  Loans shall be amortized in substantially level payments of combined principal and interest, not less frequently than quarterly, and shall be granted in monthly increments over a period not extending beyond five (5) years from the date of the loan. The minimum period for repayment of a loan shall not be less than one (1) year and the maximum period for repayment of a loan shall not exceed five (5) years, provided that a Participant may prepay principal and interest in full on any loan at any time.

                  The Plan Administrator shall establish a reasonable fixed rate of interest that shall be applied to loans made from time to time from the Plan and generally shall be based upon comparable rates offered by commercial lending institutions.

                  In the event a loan (including accrued but unpaid interest) to a Participant is not paid as and when due, the Trustee will notify such Participant of the amount of repayment required to prevent the loan from being declared in default. If not paid within 60 days or such other time as the Plan Administrator shall determine of such notice, the loan will be in default. Such defaulted loan shall, to the extent consistent with applicable law, be charged against the Participant's Accounts and, to the extent of the outstanding loan balance, shall be deemed a distribution to him of his interest in the Account from which the loan was originally withdrawn as of the earliest date such distribution may be made under applicable law. The outstanding loan balance shall be treated as repaid to the extent of such charge in excess of interest accrued thereon.

                  Any payments to the Plan of interest on a loan shall be credited to the Participant's Accounts from which the principal amount of the loan was originally withdrawn and shall be accounted for as earnings on that Account. Any payment to the Plan of principal on a loan shall reduce the Participant's loan balance and shall be credited first to the Participant's Matching Contribution Account as Matching Contributions and next, to the extent of any excess, to the Participant's Compensation Deferral Account as Compensation Deferrals. All loan repayments shall be invested in the Investment Funds in accordance with the Participant's investment election in effect at the time of such repayment.

                  7.11 Eligible Rollover Distributions.
                       -------------------------------

                  (a)  Application.  This Section 7.11 applies to  distributions
                       -----------
made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributes in a direct rollover.

                  (b)  Definitions.
                       -----------
                           (i) Eligible Rollover  Distribution:  An
eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                           (ii) Eligible  Retirement  Plan:  An  eligible
retirement  plan  is an  individual  retirement  account described  in  Section
408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                           (iii) Distributee: A distributee includes an Employee
or former Employee. In addition, the Employee's or former Employee's surviving spouse and the employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code ss.414(p), are distributees with regard to the interest of the spouse or former spouse.

                           (iv) Direct rollover:  A direct rollover is a payment
by the Plan to the eligible retirement plan specified by the distributee.

                  7.12   Forfeitures.
                         -----------

                  7.12.1 Time Forfeitures  Occur;  Restorable  Forfeitures.  Any
                         -------------------------------------------------
portion of the balance of a Participant's Accounts in which he does not have a nonforfeitable interest upon termination of employment shall constitute a forfeiture at the time the Participant receives a distribution unless the Participant has no vested interest in his Accounts, in which case such forfeiture shall occur at his termination of employment. If a Participant who received a distribution pursuant to Section 7.5 because of termination of employment or who terminated employment with no vested interest in his Accounts again becomes an active Participant in the Plan, and the amount of his Accounts in which he did not have a nonforfeitable interest was forfeited in accordance with the preceding sentence, the Company shall then make a Company Contribution as a restorable forfeiture (or forfeitures of other Participants shall be applied for such Participant) in the amount of the forfeited interest if the conditions in (i) - (iii), below, are satisfied. The restorable forfeiture shall be carried in the name of the Participant and upon a subsequent termination of employment the Participant shall be entitled to a nonforfeitable interest in his Accounts as determined pursuant to Section 3.3. The conditions for which a restorable forfeiture will be made are as follows:

                           (i)   the  distribution  received by the Participant
was in an amount equal to the entire  nonforfeitable balance of his Accounts;

                           (ii)  the  Participant  was  entitled  to less than
100% of his  Accounts at the time of  termination  of employment; and

                           (iii)  the  Participant  repays  to the  Trustee  the
amount of the distribution, if any, attributable to the Company Contributions and earnings thereon which were distributed upon his termination of employment, and such repayment is made prior to the earlier of the Participant incurring five consecutive Breaks in Service or the fifth anniversary of the Participant's date of hire.

                  7.12.2   Delayed   Forfeitures.   If,  upon   termination   of
                           ---------------------
employment, the portion of the Participant's Accounts in which he does not have a nonforfeitable interest is not forfeited in accordance with Section 7.12.1, such portion shall constitute a forfeiture at the time the Participant incurs five consecutive Breaks in Service.

                  7.12.3  Break in  Service.  A Break in Service  occurs  when a
                          -----------------
Participant has less than a total of 500 Hours of Service for all Employers during a Plan Year. Solely for purposes of determining whether a Break in Service has occurred, a Participant will be credited with certain Hours of Service during the appropriate computation period to avoid a Break in Service if the Participant is absent from work by reason of (a) pregnancy of the Participant, (b) birth of a child of the Participant, (c) placement of a child with the Participant in connection with an adoption, or (d) caring for a child described in (b) or (c) immediately following such birth or placement. The initial Hours of Service credited hereunder shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in service in that period.

                  7.12.4 Application of Forfeitures.  Forfeitures occurring in a
                         --------------------------
Plan Year shall be applied equally on a per Participant basis to reduce administrative fees that would otherwise be assessed against Participants' Accounts.

                  7.13  Distribution  of  Compensation  Deferrals.  Amounts
                        -----------------------------------------
attributable to Compensation Deferrals may only be distributed upon the occurrence of:

                  (a) the Participant's disability, death or separation from service;

                  (b) the Participant's attainment of age 59-1/2;

                  (c) a hardship of the Participant, as described in
section 7.2;

                  (d) the termination of the Plan without establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7));

                  (e) the disposition by an Employer to an unrelated corporation of substantially all of the assets used in a trade or business, but only with respect to Participants who continue employment with the acquiring corporation and the acquiring corporation does not maintain the Plan after the disposition; or

                  (f) the sale or other disposition by an Employer of its interest in a subsidiary to an unrelated entity but only with respect to Participants who continue employment with the subsidiary and the acquiring entity does not maintain the Plan after the disposition.

                  Parts (e) and (f) above apply if the distribution is in the form of a lump sum and if the transferor Employer continues to maintain the Plan.


                                    Article 8

                          Designation of Beneficiaries
                          ----------------------------

                  8.1  Beneficiaries.  At the time of  initial  application  for
                       -------------
participation and at any time subsequent thereto, the Participant shall have the right to designate his Beneficiary or Beneficiaries and successor Beneficiaries under the Plan, or to change any previous designation, provided that for a married Participant to designate anyone other than a Spouse, such Spouse's consent to the Participant's designation must be obtained, in accordance with the procedures set forth in Section 8.2. Such designation or change of designation shall be in writing on a form satisfactory to the Plan Administrator, shall be submitted to the Employer's payroll department and shall be effective upon receipt.

                  In the absence of an effective designation, upon the death of a non-married Participant the Plan Administrator shall designate a Beneficiary or Beneficiaries from among the following, in the order named: (1) the
Participant's surviving children in equal shares; (2) the Participant's surviving parents in equal shares or (3) the Participant's estate.

                  8.2 Spousal Consent.  Any consent by the Participant's  Spouse
                      ---------------
to the  Participant's  designation of a Beneficiary other than such Spouse under
Section 8.1 shall (1) be in writing on a form prescribed by the Plan Administrator, (2) acknowledge the effect of such waiver or designation on the Spouse, and (3) be witnessed by a notary public. Notwithstanding the foregoing, spousal consent under this section 8.2 shall not be required if it is established to the satisfaction of a Plan official that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulations issued by the Secretary of the Treasury. Any consent by a Spouse under this Section 8.2 or any determination that such consent is not required as hereinbefore provided shall be effective only with respect to the Spouse who signs the consent or the Spouse with respect to whom such determination is made, whichever is applicable. Spousal consent is not required if the Participant revokes a Beneficiary designation in favor of the Spouse. The Spouse's consent is irrevocable unless the Participant revokes the designation and names another Beneficiary other than the Spouse. Such a change in the Beneficiary designation requires another Spousal consent unless the Spouse has executed a blanket consent to any Beneficiary designation made by the Participant that complies with Regulation
Section 1.401(a)-20, A-31(c).


                                    Article 9

                           Establishment of Trust Fund
                           ---------------------------

                  9.1 Trust Fund. The Company has established a Trust Fund which
                      ----------
constitutes the Trust Fund from which Plan benefits are provided. The Trust Fund shall be held by one or more trustees, pursuant to an appropriate trust agreement (the "Trust Agreement") which may be amended or terminated from time to time by the Committee in any manner that is not inconsistent with the applicable provisions of ERISA, the Code or the Plan. The Committee may establish additional trust funds, appoint additional trustees and authorize execution of additional trust agreements, as the Committee, in its sole discretion, deems appropriate. For purposes of satisfying the requirements of
Section 407(d)(3)(B) of ERISA, the Plan provides for the acquisition and holding of "qualifying employer securities" (as defined in Section 407 of ERISA) in a manner consistent with the provisions of ERISA and Article 5 of the Plan.

                  9.2   Expenses.   All  expenses   properly   incurred  in  the
                        --------
administration of the Plan and the Trust Fund may be paid by the Company out of its operating funds or, at the discretion of the Committee, which discretion may be delegated, shall be paid out of the assets or income of the Trust Fund. In the event expenses are paid out of the Trust Fund, any expenses that the Plan Administrator determines to be attributable to a particular Investment Fund shall be charged to such Fund. All or any portion of the expenses incurred in the administration of an individual Participants' Account or specifically related to a Participant may, in the discretion of the Plan Administrator, be charged to such Participant or such Participant's interest in the Plan.


                                   Article 10

                          Limitations of Benefits and
                          ---------------------------
                       Contributions Under Qualified Plans
                       -----------------------------------

The rules under section 415 of the Code and any Treasury regulations promulgated thereunder are hereby incorporated by reference, provided that if a Participant participates in both a defined benefit plan and a defined contribution plan of an Employer and the sum of the defined benefit plan fraction and the defined contribution plan fraction with respect to such Participant exceeds the limitation set forth in section 415(e) of the Code, the benefits and/or contributions shall first be discontinued, reduced or returned under defined benefit plans, then under defined contribution plans other than this Plan, and then, to the extent necessary, under this Plan for such Plan Year until such sum does not exceed the limitation set forth in section 415(e) of the Code.

         For purposes of this Article 10, "Compensation" for any period means an individual's compensation as determined under section 415 of the Code and the Treasury regulations promulgated thereunder. For purposes of applying the rules of Section 415 of the Code, the "limitation year" is the calendar year.


                                   Article 11

                          Management and Administration
                          -----------------------------

                  11.1  Generally.  The following  persons and groups of persons
                        ---------
shall severally have the authority to control and manage the operation and administration of the Plan as herein delineated and shall each be a named fiduciary with respect to the Plan within the meaning of section 402(a) of
ERISA:  (a) the  Board  of  Directors,  (b)  the  Committee  and  (c)  the  Plan
Administrator   and  each   person  on  the   committee   serving  as  the  Plan
Administrator. Each named fiduciary shall be responsible for discharging only the duties assigned to it by the terms of the Plan and the trust agreement or agreements described in Article 9.

                  11.1.1 Board of  Directors.  The Board of  Directors  shall be
                         -------------------
responsible only for designating those persons who will serve on the Committee.

                  11.1.2 Committee.  The Committee shall be responsible for the
                         ---------
appointment, retention and removal of the trustees which hold the assets of the Trust Fund, and the trustees or Investment Managers which direct or manage the investment, acquisition and disposition of the assets of the Trust Fund or of any Investment Fund. The Committee shall be responsible for the establishment of investment policy and guidelines under ERISA; however, the Committee, in its sole discretion, may delegate all or part of such responsibility to trustees and Investment Managers. The Committee shall review the performance of the Plan Administrator and the trustees, Investment Managers and others appointed by it at least annually.

                  The Committee may, pursuant to a duly adopted resolution, delegate to the Plan Administrator, and/or to any other officer or employee of the Company or Lexmark, authority to carry out any decision, delegation, directive or resolution of the Committee.

                  11.1.3  Plan  Administrator.  The  Board  of  Directors  shall
                          -------------------
appoint one or more persons employed by the Company or Lexmark as it deems appropriate, to serve as Plan Administrator or as a committee to fulfill the function of Plan Administrator. If appointed as a committee, any one of the members of the committee may act individually on the committee's behalf to fulfill the committee's obligations as Plan Administrator. The Plan
Administrator shall have the authority in its sole, absolute and uncontrolled discretion to promulgate and enforce such rules and regulations as it shall deem necessary or appropriate for the administration of the Plan or to incorporate changes required by law or that it deems advisable; interpret the Plan and resolve any possible ambiguities, inconsistencies and omissions; and determine the amount, timing, and recipients of benefits payable under the Plan. All such determinations shall be conclusive and binding on all persons and in accordance with the requirements of ERISA and the Code. The Plan Administrator shall report to the Committee at least annually on its activities.

                  11.1.4 Designation of Persons to Carry Out Responsibilities of
                         -------------------------------------------------------
Named  Fiduciaries.  The Committee and/or the Plan  Administrator may engage the
------------------
services of accountants, attorneys, actuaries, investment consultants and such other professional personnel as they deem necessary or advisable to assist them in fulfilling their responsibilities under the Plan. The expenses of such services may be paid by the Company out of its operating funds or, at the discretion of the Committee, which discretion may be delegated, will be paid out of the assets or income of the Trust Fund in accordance with Article 9. The Committee, the Plan Administrator, all other fiduciaries with respect to the Plan, and their delegates and assistants will be entitled to act on the basis of all tables, valuations, certificates, opinions and reports furnished by such professional personnel.

                  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

                  11.2    Claims  Procedure.  The  person  delegated  by the
                          -----------------
Plan Administrator shall be responsible for advising Participants and Beneficiaries of their benefits under the Plan. In the event a Participant or Beneficiary believes he or she is entitled to benefits and has not received them, the Participant or Beneficiary must submit a written claim to the person delegated by the Plan Administrator. Within 90 days after receipt of such claim, if the Benefits Administration Department denies the claim, it will provide a written explanation to the Participant or Beneficiary of the reasons for the denial of the claim, a specific reference to the pertinent Plan provisions on which the denial is based, any additional material which is necessary to perfect the claim (and an explanation of why such material is necessary) and a statement that within 60 days after receipt of such written explanation, the Participant or Beneficiary may request, in writing, that the Plan Administrator review the claim. When so requested, the Plan Administrator shall conduct a full and fair review of the claim. As part of the review, the Participant or Beneficiary will be allowed to review pertinent documents and submit written comments. A written decision setting forth its conclusions will be furnished by the Plan Administrator to the Participant or Beneficiary within 60 days after the request for review is received. The Plan Administrator is authorized to construe and interpret the Plan, and its decision shall be final and conclusive on any person claiming benefits under the Plan.


                                   Article 12

                     Amendment and Termination; Plan Mergers
                     ---------------------------------------

                  12.1  Authority to Amend or  Terminate.  The Company hopes and
                        --------------------------------
expects to continue the Plan indefinitely but reserves the right to terminate, or to modify, alter or amend the Plan or the Trust Agreement (as defined in

Section 9.1) or to discontinue the payment of contributions from time to time to any extent that it may, at its sole, absolute and uncontrolled discretion, deem advisable including, but without limiting the generality of the foregoing, any amendment deemed necessary or desirable to qualify or to ensure the continued qualification of the Plan under the Code. The foregoing rights shall be exercised by action of the Committee or by the Plan Administrator in accordance with the limitations set forth in Section 11.1.3. The Committee shall exercise its discretion in a manner such that benefits or rights available to Participants as a result of Plan amendment or termination do not discriminate in favor of Highly Compensated Employees. Upon termination of the Plan, each Participant or Beneficiary receiving or entitled to receive payments under
Article 7 shall receive the balance of his or her Account at such time and in such manner as the Committee shall determine in its discretion. No such amendment shall increase the duties or responsibilities of the Trustee without its consent thereto in writing. No such amendment shall have the effect of diverting the whole or any part of the principal or income of the Trust Fund to purposes other than for the exclusive benefit of Participants and others having an interest in the Plan, prior to the satisfaction of all liabilities with respect to them.

                  12.2 Full Vesting on Termination.  Upon either full or partial
                       ---------------------------
termination of the Plan, or upon complete discontinuance of contributions to the Plan, an affected Participant's interest under the Plan is nonforfeitable, irrespective of the vesting percentage which otherwise would apply under the Plan.

                  12.3 Maintenance of Benefit on Plan Merger. To the extent that
                       -------------------------------------
section 208 of ERISA and section 414(1) of the Code are applicable, and in accordance with such sections, in the case of any merger or consolidation of the Plan with any other plan, or transfer of assets or liabilities of the Plan to any other plan, such merger, consolidation or transfer shall not be effected unless each Participant would receive a benefit, immediately after the merger, consolidation or transfer, if the transferee plan then terminated, which is equal to or greater than the benefit that the Participant would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated, or alternatively, unless such other requirements that may be imposed by the regulations under section 414(1) of the Code are satisfied. Where a transfer of employees has occurred in the circumstances identified in Section 7.8, the Plan Administrator may authorize the transfer of assets and liabilities, as specified therein.


                                   Article 13

                               General Provisions
                               ------------------

                  13.1 Inalienability of Benefits. No benefits payable under the
                       --------------------------
Plan shall be subject to alienation, sale, transfer, assignment, pledge, attachment, garnishment, lien, levy or like encumbrance or shall in any manner be liable for or subject to the debts or liabilities of any person entitled to benefits under the Plan. The preceding sentences shall not apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a QDRO. The Plan Administrator shall develop a procedure to determine the status of a domestic relations order as a QDRO and to administer Plan distributions in accordance with qualified domestic relations orders.

                  13.2  Distributions to Minors and  Incompetents.  In the event
                        -----------------------------------------
the Plan Administrator determines that any Participant or Beneficiary receiving or entitled to receive benefits under the Plan is incompetent to care for his affairs, and in the absence of the appointment of a legal guardian of the property of the incompetent, benefit payments due under the Plan (unless prior claim thereto has been made by a duly qualified guardian, committee or other legal representative) may be made to the Spouse, parent, brother, sister, child or other person, including a hospital or other institution, deemed by the Plan Administrator to have incurred or to be liable for expenses on behalf of such incompetent. In the absence of the appointment of a legal guardian of the property of a minor, any minor's share of benefits payable under the Plan may be paid to such adult or adults as in the opinion of the Plan Administrator have assumed the custody and principal support of such minor.

                  The Plan Administrator, however, in its sole discretion, may require that a legal guardian for the property of any such incompetent or minor be appointed before authorizing the payment of benefits in such situation. Benefit payments made under the Plan in accordance with determinations of the Plan Administrator pursuant to this Section 13.2 shall be a complete discharge of any obligation arising under the Plan with respect to such benefit payments.

                  13.3 No Guarantee.  Neither the Company or any  Employer,  the
                       ------------
Committee, the Plan Administrator nor the Trustee guarantees the Trust Fund or any Investment Fund in any manner against loss or depreciation.

                  13.4 Reinstatement  of  Benefit.  If at the time a benefit is
                       --------------------------
payable under the Plan the Participant or Beneficiary cannot be located, such benefit will be forfeited; provided that it shall be reinstated if a written claim is made by the Participant or Beneficiary.

                  13.5 Limitation of Rights and Benefits.  Nothing  appearing in
                       ---------------------------------
or done pursuant to the Plan shall be held or construed to create a contract of employment with any Employer, to obligate any Employer to continue the services of any Employee, or to affect or modify any Employee's terms of employment in any way; or to give any person any legal or equitable right or interest in the Trust Fund or any part thereof or distribution therefrom, or against any Employer except as expressly provided herein.

                  13.6 Plan for Exclusive Benefit of Employees.  Notwithstanding
                       ---------------------------------------
any other provisions to the contrary, no part of the Trust Fund shall revert to the Company except as provided in Section 4.3, and no part of the Trust Fund, other than such part as is required to pay taxes, if any, or administrative expenses chargeable against the Trust Fund, shall be used for any purpose other than the exclusive benefit of Participants and their Beneficiaries, pursuant to the provisions of the Plan.

                                   Article 14

                             Top-Heavy Requirements
                             ----------------------

                  14.1  Application  of  Top-Heavy  Provisions.  This Article 14
                        --------------------------------------
shall apply only if the Plan becomes Top-Heavy. A plan shall be deemed to be "Top-Heavy" if and only if it is included in a Top-Heavy Group; provided that if such Top-Heavy Group is a Permissive Aggregation Group and the Plan is not included in the Required Aggregation Group, the Plan shall not be deemed to be Top-Heavy. Solely for the purpose of determining if the Plan, or any other plan included within a required aggregation group of which this Plan is a part, is top-heavy (within the meaning of section 416(g) of the Code) the accrued benefit of an employee other than a key employee (within the meaning of section 416(i)(1) of the Code) shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Affiliates, or (b) if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code.

                  14.2  Determination  Date.  If the Plan is Top-Heavy as of any
                        -------------------
Determination Date, the provisions of Sections 14.4 through 14.6 shall become effective as of the first day of the Plan Year next following that Determination Date and shall continue in effect until (and including) the first subsequent Determination Date as of which the Plan no longer is Top-Heavy.

                  14.3  Definitions.  For  purposes  of  this  Article  14,  the
                        -----------
following definitions shall apply, and shall be interpreted in accordance with the provisions of section 416 of the Code and the regulations promulgated thereunder:

                  "Compensation" means compensation as defined in Treasury regulation Section 1.415-2(d).

                  "Determination Date" means (1) the last day of the next preceding plan year, or (2) in the case of the first plan year of any plan, the last day of such first plan year.

                  "First Post-Top-Heavy Plan Year" means a Plan Year for which the Plan is not Top-Heavy that immediately follows the most recent Top-Heavy Year.

                  "Key Employee" means any Employee (or, for purposes of Sections 14.1 and 14.2, any Beneficiary) who, at any time during the plan year or any of the four next preceding plan years, meets the criteria set forth in section 416(i) of the Code.

                  "Non-Key Employee" means any Employee (or, for purposes of Sections 14.1 and 14.2, any Beneficiary) who is not a Key Employee.

                  "Permissive Aggregation Group" means a group of plans, if any, maintained by the Company or any Affiliate which are not required to be considered together for purposes of satisfying the requirements of section 401(a)(4) and 410 of the Code, but which the Company may treat as one plan for purposes of Section 14.1. No plan aggregated with another plan or plans at the election of the Employer shall be deemed a Top-Heavy Plan solely by virtue of such election.

                  "Required Aggregation Group" means (1) each qualified plan of the company or any affiliate in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Company or any affiliate which enables a plan described in (1) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                  "Top-Heavy" means that the plan is deemed to be Top-Heavy in accordance with Section 14.1.

                  "Top-Heavy Group" means a Required Aggregation Group or a Permissive Aggregation Group for which the Top-Heavy Ratio exceeds 60 percent.

                  "Top-Heavy Ratio" for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees and the present value of accrued benefits under the aggregated defined contribution plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

                  The value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The value of account balances and the present value of accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with
         Section 416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

         The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

                  "Top-Heavy Year" means a Plan Year for which the Plan is deemed to be Top-Heavy.

                  "Valuation Date" elected by the Employer in Section 2.1 of the
         Plan  as  of  which  account   balances  are  valued  for  purposes  of
         calculating the Top-Heavy Ratio.

                  Unless otherwise  specified  herein,  other terms used in this
Article 14 have the respective meanings ascribed thereto by the other provisions of the Plan. References in this Article 14 to provisions "hereof" refer to provisions of this Article 14.

                  14.4     Minimum Contribution Requirements.  For each
                           ---------------------------------
         Top-Heavy Year:

                  (a) As of a date not later than the last day of the Top-Heavy Year, the relevant Employer shall make, under the Plan, for each Participant described in Section 14.4(b) hereof, (i) the Matching Contributions it otherwise would have made under the Plan for such Plan Year, or, if greater, (ii) contributions for such Plan Year that, when added to the contributions made by all Employers for such Participant (any forfeitures allocated to the accounts of such Participant) for such Top-Heavy Year under all other defined contribution plans of all Employers, aggregate not less than the lesser of

                           (A) three percent (3%) of Compensation, or

                           (B) the highest  percentage of  Compensation at which
                  employer contributions plus forfeitures are allocated (or required to be allocated) for the Plan Year for any Key Employee; provided that the provisions of this clause (B) shall not apply if the Plan is in the Required Aggregation
                  Group and enables a defined benefit plan in the Required Aggregation Group to meet the requirements of section 401(a)(4) or 410 of the Code. For purposes of this clause (B), all defined contribution plans in the Required Aggregation Group shall be treated as one plan.

                  Any contribution made under the Plan pursuant to this Section 14.4(a) shall be credited to the Participant's Matching Contribution Account.

                  (b) The contributions required by Section 14.4 hereof shall be made for the entire Plan Year for each Participant including any Participant who severed from service before the last day of the Plan Year referred to in Section 14.4(a) hereof except to the extent that such Participant is covered by the Top-Heavy provision of the Lexmark Retirement Plan.

                  (c) The Plan shall meet the requirements of Section 14.4(a) hereof without taking into account Compensation Deferrals or other contributions attributable to a salary reduction or similar arrangement or, in accordance with section 416(e) of the Code, contributions or benefits under chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other Federal or state law.

                  (d) If any Participant described in paragraph 3(b) hereof also is a participant in a defined benefit plan of any Employer that is Top-Heavy, then the requirements of Section 14.4(a) hereof shall not apply with respect to such Participant.

                  (e) Notwithstanding anything herein to the contrary, no Employer shall make contributions to the Plan that exceed the current or accumulated profits of the Employer at the time of such contribution.

                  14.5     Modification of Limitations Imposed by Article 10.
                           -------------------------------------------------

                  (a) Subject to the provisions hereof, for each Top-Heavy Year, the provisions of section 415 of the Code shall be applied by substituting "1.0" for "1.25" therein.

                  (b) If the application of the provisions of Section 14.6(a) hereof would cause any Participant to exceed the limitation imposed under section 415 of the Code, the application of the provisions of Section 14.6(a) hereof shall be suspended with respect to such Participant until he no longer exceeds such limitation as modified by the application of the provisions of
Section 14.6(a) hereof; provided that during the period of such suspension, there shall be, in accordance with section 416(h)(3) of the Code and the Treasury regulations promulgated thereunder, no employer contributions, forfeitures or voluntary nondeductible contributions allocated to such Participant's accounts under the Plan or any other defined contribution plan of any Employer and no accruals for such Participant under any defined benefit plan of any Employer.

                  14.6  Termination of Top-Heavy  Status.  If, for any Plan Year
                        --------------------------------
after a Top-Heavy  Year,  the Plan no longer is  Top-Heavy,  the  provisions  of
Section 14.4 through 14.6 hereof shall not apply with respect to such Plan Year; provided that (i) the accrued benefit of any Participant shall not be reduced on account of the operation of this Section 14.7, and (ii) each Participant shall remain fully vested in any portion of his Accounts in which the Participant was fully vested before the Plan ceased to be Top-Heavy.

                  14.7 Vesting Requirement. Effective as of the first day of any
                       -------------------
Top-Heavy Year, a Participant who has completed two years of Continuous Service, and who is an Employee at any time in such Top-Heavy Year, shall vest under the following schedule:

                             20% vesting after 2 years of service
                             40% vesting after 3 years of service
                             60% vesting after 4 years of service
                             100% vesting after 5 years of service

However, in the event the vesting schedule should be changed by operation of this Section 14.7, each Participant with at least 3 years of Continuous Service may elect to have his nonforfeitable percentage computed under the Plan without regard to such change. The period during which the election may be made shall commence with the date the change is adopted or deemed to be made and shall end on the latest of:

                           (1)  60 days after the change is adopted;

                           (2)  60 days after the change becomes effective; or

                           (3)  60 days after the  Participant is issued written
notice of the change by the employer or Plan Administrator.

A Participant's vested benefits as a result of this election shall not be reduced as a result of the Plan no longer being Top-Heavy.

                  14.8  Intent of Article  14.  This  Article 14 is intended to
                        ---------------------
satisfy the requirements imposed by section 416 of the Code and shall be construed n a manner that will effectuate this intent.

                  14.9  Discontinuation  of this  Article.  In the event that it
                        ---------------------------------
shall be determined by the Commissioner of the Internal Revenue Service that the provisions of this Article are no longer necessary to qualify the Plan under the Code, this Article 14 shall thereupon be void without the necessity of further amendment of the Plan.

                  IN WITNESS WHEREOF, Lexmark International Group, Inc. has caused its duly authorized officer to execute the Plan as of the 13th day of February, 1998.

                                        LEXINGTON INTERNATIONAL GROUP, INC.


                                        By: /s/ Kathleen J. Affeldt
                                            ----------------------------
                                        Title: Vice President, Human Resources

                                                                      EXHIBIT 23






                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 1999 relating to the consolidated financial statements, which appears in the 1998 Annual Report of Lexmark International Group, Inc., which is incorporated by reference in Lexmark International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 11, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated May 28, 1999 relating to the financial statements, which appears in the Annual Report of the Lexmark Savings Plan on Form 11-K for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Lexington, Kentucky
September 27, 1999

                                                                      EXHIBIT 24

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Lexmark International Group, Inc., a Delaware corporation ("Lexmark"), does hereby make, constitute and appoint Paul J. Curlander, Gary E. Morin and Vincent
J. Cole, the address of each of which is in care of Lexmark, One Lexmark Centre Drive, Lexington, Kentucky 40550, and each of them, the true and lawful attorney for the undersigned, with full power of substitution and revocation to each for the undersigned, and in the name, place and stead of the undersigned, to sign in any and all capacities and to file or cause to be filed, a Registration Statement on Form S-8 registering shares of Lexmark's Class A Common Stock, par value $.01, in connection with the Lexmark Savings Plan, with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended, and any and all amendments to such Form S-8, as well as such other instruments that may be necessary or desirable to enable Lexmark to comply with any rules, regulations or requirements of the Commission and the securities or Blue Sky laws of any state or other governmental subdivision, hereby giving to each of such attorneys full power to do everything whatsoever required or necessary to be accomplished in and about the premises as fully as the undersigned could do if personally present, hereby ratifying and confirming all that such attorneys or substitutes or any of them shall lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, the undersigned have set their hands this 24th day of September, 1999.

   /s/ B. Charles Ames                       /s/ Frank T. Cary
------------------------                    ------------------------
B. Charles Ames                             Frank T. Cary


  /s/ William R. Fields
------------------------                    ------------------------
William R. Fields                           Ralph E. Gomory



  /s/ Stephen R. Hardis                      /s/ James F. Hardymon
------------------------                    ------------------------
Stephen R. Hardis                           James F. Hardymon



  /s/ Robert Holland, Jr.                    /s/ Marvin L. Mann
------------------------                    ------------------------
Robert Holland, Jr.                         Marvin L. Mann



                                             /s/ Martin D. Walker
------------------------                    ------------------------
Michael J. Maples                           Martin D. Walker